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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 9,796 shares of SouthTrust Corporation common stock in connection with the Stock Option Plan for Conversion of Equity Bank Stock Options) of our report dated February 7, 1997 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.




                                                   /s/ Arthur Andersen LLP


         Birmingham, Alabama
         March 21, 1997